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                                                                Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the registration statements on Form S-3 (Nos. 333-41165, and 333-37341) and in the registration statements on Form S-8 (Nos. 333-14373, and 333-25973) of North American Scientific, Inc. of our report dated January 19, 1998, appearing on page F-1 of this Form 10-KSB.





/s/ Price Waterhouse LLP
Costa Mesa, California
January 28, 1998